Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Broadcom Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-60763, 333-80317, 333-87673, 333-93457, 333-33170, 333-41110, 333-49158, 333-49680, 333-51632, 333-53492, 333-58498, 333-58574, 333-67702, 333-71338, 333-90862, 333-107882, 333-114405, 333-116877, 333-117866, 333-119553, 333-127775, 333-132533, 333-140188, 333-142526 and 333-148971) on Form S-8, (No. 333-112997) on Form S-4, and (No. 333-90903) on Form S-1 and S-3/A of Broadcom Corporation of our reports dated February 3, 2009, with respect to the consolidated balance sheet of Broadcom Corporation and subsidiaries as of December 31, 2008, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008, annual report on Form 10-K of Broadcom Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, during the year ended December 31, 2008.

/s/  KPMG LLP

Costa Mesa, California
February 3, 2009